Exhibit 4.39

Information in this exhibit identified by brackets and *** has been redacted because it is not material and is the type that the Company treats as private or confidential

AMENDMENT NO. 1 TO

Assignment AGREEMENT

IN RESPECT OF THE TERRITORY OF CHINA

This Amendment No. 1 (“Amendment 1”) is hereby entered into as of July 31, 2023 (“Amendment 1 Effective Date”) by and between Acrotech Biopharma Inc. (“Acrotech”), having a principal place of business at 279 Princeton Hightstown Road, Suite 103, East Windsor, New Jersey 08520, and CASI Pharmaceuticals, Inc. (“CASI”), having a principal place of business at 1701-1702, China Central Office, Tower 1, No. 81 Jianguo Road, Chaoyang District, Beijing 100025 People’s Republic of China (collectively, the “Parties”).

WHEREAS, the Parties entered into that certain Assignment Agreement in Respect of the Territory of China, dated July 31, 2023 (the “Assignment Agreement”);

WHEREAS, pursuant to the Agreement, Mundipharma Medical Company and Mundipharma International Corporation Limited (together, “Mundipharma”) novated in-part the Amended and Restated License, Development, and Commercialization Agreement between Acrotech and Mundipharma, dated May 29, 2013, as amended (the “License Agreement”), solely with respect to Mundipharma’s exclusive development and commercialization rights in China;

WHEREAS, under Section 3.7 (c) of the Assignment Agreement, Mundipharma assigned the terms set forth in Sections 7.3 and 7.4 of the License Agreement; and

NOW THEREFORE, in consideration of the mutual agreements set forth herein and other good and valuable consideration, the Parties hereby agree as follows:

1.	All capitalized terms used herein shall have the same meaning set forth in the Assignment Agreement unless otherwise defined.

2.	Section 7.3 of the License Agreement (“Milestone Payments”), as novated to CASI, is deleted in entirety and replaced with the following:

(a) First Reimbursable Commercial Sale and Drug Approval.

Within [***] days after receipt of [***], Mundipharma shall pay to Allos a one-time, non-refundable, non-creditable milestone payment of [***] Dollars ($[***]).

(b) Net Sales Milestone Payments in the Novated Territory.

CASI shall make the following one-time, non-refundable, non-creditable milestone payments to Acrotech when the aggregate Net Sales of all Products in the Novated Territory (adjusted for any rebates that are known to be required in respect of the calendar year in question) first reach the specified amount listed in the “Milestone Event” column below in any calendar year. CASI shall pay to Acrotech such amount within [***] days after the end of the calendar quarter in which such Milestone Event is achieved. For clarity, the milestone payments in this Section shall each be paid only once and shall be additive such that if all four Milestone Events set forth below are achieved in the same calendar year, CASI shall pay to Acrotech a payment of [***] Dollars ($[***]).

Milestone Event	Milestone Payment
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]

3.	Under Section 7.4 of the License Agreement (“Royalties”), as novated to CASI,

i)	The Royalty Rates set forth in subsection (a) (“Royalty Rates”) are hereby amended, with respect to Net Sales in the Novated Territory in each calendar year, as follows:

Applicable Period	Royalty Rate
[***]	[***]%
[***]	[***]%
[***]	[***]%

ii)	Subsection (b) (“Royalty Term”) is hereby deleted in entirety and replaced with the following:

Royalties shall be paid under this Section 7.4 on a country-by-country basis in the Novated Territory for Net Sales of Product made during the period from [***] of such Product in such country through the Term of the License Agreement (such period, the “Royalty Term”).

For the avoidance of doubt, CASI shall be responsible for paying Acrotech royalties on Net Sales in the Novated Territory until such time that the Assignment Agreement is terminated.

iii)	Subsection (c) (“Royalty Reductions for Generic Products”) and subsection (d) (“Royalty Reduction Upon Reduction or Cessation of PDX License Royalties”) are hereby deleted.

4.	Section 12.1 of the License Agreement, as novated to CASI, is deleted in entirety and replaced with the following:

This Agreement shall become effective on the Effective Date and, unless earlier terminated pursuant to this Article 12, shall remain in effect until May 31, 2033 (the “Term”); provided, however, the parties can agree to extend the Term upon mutual written agreement.

5.	Except as provided in this Amendment 1, the Agreement remains in full force and effect. This Amendment 1 will be governed by and interpreted in accordance with the governing law set forth in the Agreement, without regard for its conflicts of law rules. If any provision of this Amendment 1 is held unenforceable or invalid by a court or tribunal of competent jurisdiction, the enforceability and validity of the remaining provisions shall not be affected.

6.	This Amendment 1 may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. Signatures provided by facsimile, electronic mail, portable document format (.pdf) or by any other electronic means shall be deemed originals. Each signatory represents and warrants that s/he has signature authority and is empowered on behalf of his/her respective party to execute this Amendment 1.

IN WITNESS WHEREOF, this Amendment 1 has been executed as of the Amendment 1 Effective Date.

[signatures on following page]

ACROTECH BIOPHARMA INC.

________[***]________________________

Name: [***]

Title: [***]

Date: [***]

CASI PHARMACEUTICALS, INC.

_______[***]_________________________

Name: [***]

Title: [***]

Date: [***]